Exhibit 99.1

CLARK MARCUS APPOINTED SOLE CHIEF EXECUTIVE OFFICER OF COMPREHENSIVE

CARE CORPORATION

John Hill Resigns as Company Co-CEO, President and Director

John Hill to Act as Consultant on Streamlining of Clinical Operations

and Utilization Management

TAMPA, Florida: September 27, 2010: Comprehensive Care Corporation (“CompCare” or the “Company”) (OTCBB: CHCR) today announced that John Hill has stepped down from his positions of Co-Chief Executive Officer, President and Director of Comprehensive Care Corporation effective immediately. Clark A. Marcus has been named sole Chief Executive Officer of the Company. Mr. Hill will remain with the Company as a consultant.

As a consultant to the Company, Mr. Hill will spearhead CompCare’s effort to streamline its Clinical Operations and Utilization Management Department. Mr. Hill has more than 30 years of experience leading companies in the health insurance and healthcare services areas, providing him with the relevant operating experience needed to successfully meet the goals of this project.

“I am proud of the turnaround strategy we’ve implemented at CompCare over the past two years. The changes we have made to the business have resulted in a renewed focus on profitable revenue growth through new contracts, including the contract we recently signed in August 2010 with two affiliated Medicare Advantage health plans serving about 185,000 members in Puerto Rico,” said Mr. Hill. “I look forward to my new role at CompCare as a consultant in the streamlining of the Company’s Clinical Operations and Utilization Management Department. By making this department more efficient, the Company will be able to improve its operating margins and more effectively manage future growth.”

“The Board of Directors and I are grateful for Mr. Hill’s years of service at CompCare and look forward to continuing to work with him in his new role as a consultant to the Company,” said Clark Marcus, CompCare’s Chairman and Chief Executive Officer. “As a consultant, Mr. Hill’s primary focus will be to help us improve Clinical Operations and Utilization Management by reducing operating costs and making the department more efficient as we continue to grow. John has a strong history of identifying strengths and weaknesses in a business in order to improve margins and support growth. We believe that by having John focus his efforts on this division, we will ultimately create the most effective and efficient managed care programs in the business.”

About CompCare

Established in 1969, CompCare provides behavioral health, substance abuse and employee assistance programs for governmental agencies, managed care companies and employer groups throughout the United States. Headquartered in Tampa, Florida, CompCare focuses on personalized attention, flexibility, a commitment to high-quality services and innovative approaches to behavioral health that address both the specific needs of clients and changing healthcare industry demands. For more information, please call 813-288-4808.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release, including but not limited to the Company’s projected annualized revenues, plans related to the Puerto Rico operations, projected year-end member population and prospects for continued growth, are forward looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the company’s control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in local, regional, and national economic and political conditions, the effect of governmental regulation, competitive market conditions, varying trends in member utilization, our ability to manage healthcare operating expenses, our ability to achieve expected results from new business, the profitability, if any, of our capitated contracts, increases or variations in cost of care, seasonality, the Company’s ability to obtain additional financing, and additional risk factors as discussed in the reports filed by the Company with the Securities and Exchange Commission, which are available on its website at www.sec.gov.

Investor Contacts:

Todd Fromer / Garth Russell

KCSA Strategic Communications

212-896-1215 / 212-896-1250

tfromer@kcsa.com / grussell@kcsa.com